N        E        W        S                          R        E        L        E        A        S        E

Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Senior Associate, Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL REPORTS RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2011

Company Reports $1.32 Earnings Per Diluted Share for FY2011

Company Announces Initial Goal for FY2012 Earnings Per Diluted Share of $1.46 - $1.50

Fourth Quarter Highlights:
•	Consolidated net sales growth of 10.6%
o	Physician Business net sales growth of 15.4%
o	Elder Care Business net sales flat year-over-year
•	Consolidated operating margin growth of 117 basis points to 6.9%
•	Consolidated earnings per diluted share growth of 35.7% to $0.38
•	Consolidated operating income growth of 33.1%

Fiscal Year 2011 Highlights:
•	Consolidated same day sales growth of 1.0% (3.6% same day sales growth excluding FY10 H1N1-related product sales)
o	Physician Business same day sales growth of 1.1% (4.9% same day sales growth excluding FY10 H1N1-related product sales)
o	Elder Care Business same day sales growth of 0.8%
•	Consolidated operating margin growth of 68 basis points to 6.6%
•	Consolidated earnings per diluted share growth of 11.9% to $1.32
•	Consolidated cash flow from operations growth of 13.6% to $116.3 million
•	Consolidated return on committed capital of 35.5%
•	Repurchased approximately 2.7 million common shares at an average price of $20.07

Jacksonville, Florida (May 12, 2011) – PSS World Medical, Inc. (NasdaqGS: PSSI) announced today its results for the fourth quarter and fiscal year 2011, ended April 1, 2011.

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PSSI Reports Results For Fourth Quarter and Fiscal 2011

May 12, 2011

Gary A. Corless, President and Chief Executive Officer, commented, “We refined our Company’s purpose – to strengthen the clinical success and financial health of caregivers by solving their biggest problems.  During the past year, this purpose has led us to expand our services, products, and businesses to lead in the pursuit of a more efficient and effective future for the U.S. healthcare system.  Our team continued to perform very well in the fourth quarter of fiscal year 2011 with solid revenue growth of more than 15% in our Physician Business, consolidated operating margin expansion of 117 basis points, and impressive earnings per diluted share growth of 36%.  Strong execution throughout the year resulted in our achieving $1.32 in earnings per diluted share, the high end of our goal for the full year.”

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Despite five fewer billing days in fiscal year 2011 and difficult comps due to last year’s H1N1-related sales, the Company grew net income and generated operating cash flow of $116 million.  This capital was deployed effectively through the repurchase of 2.7 million shares and a marked acceleration of our strategy of acquiring accretive fold-in and strategic companies.”

Consistent with historical patterns, fiscal year 2012, as the first year in a three-year plan, will include significant new investments that will drive our business strategies for the next several years.  Nevertheless, we have set an initial goal for diluted earnings per share of $1.46 - $1.50, representing growth of 11% - 14%.”

Net sales for the three months ended April 1, 2011, were $549.7 million, an increase of 10.6%, compared with net sales of $496.9 million for the three months ended April 2, 2010.  Net sales for the three months ended April 1, 2011, for the Physician Business increased by 15.4% and were essentially flat year-over-year for the Elder Care Business.  Income from operations for the three months ended April 1, 2011, increased by 33.1% to $38.2 million compared with income from operations for the three months ended April 2, 2010, of $28.7 million.  Net income for the three months ended April 1, 2011, was $21.6 million, or $0.38 per diluted share, an increase of 35.7% compared with $0.28 per diluted share or net income of $16.5 million for the three months ended April 2, 2010.  Each of the three-month periods during fiscal years 2011 and 2010 included 65 sales days.

Net sales for the twelve months ended April 1, 2011, were $2,034.8 million, a decrease of 1.0% (1.0% same day sales growth and 3.6% same day sales growth excluding H1N1-related product sales in fiscal year 2010), compared with net sales of $2,055.2 million for the twelve months ended April 2, 2010.  Net sales for the twelve months ended April 1, 2011, for the Physician Business decreased by 0.9% (2.9% growth excluding H1N1-related product sales in fiscal year 2010) and decreased by 1.2% for the Elder Care Business.  Same day sales for the twelve months ended April 1, 2011, for the Physician Business increased by 1.1% (4.9% same day sales growth excluding H1N1-related product sales in fiscal year 2010) and increased 0.8% for the Elder Care Business.  Income from operations for the twelve months ended April 1, 2011, was $133.6 million compared with income from operations for the twelve months ended April 2, 2010, of $121.0 million.  Net income for the twelve months ended April 1, 2011, increased by 7.4% to $74.5 million, or $1.32 earnings per diluted share, compared with net income for the twelve months ended April 2, 2010, of $69.4 million, or $1.18 earnings per diluted share.  The Company noted that it had five fewer sales days (253 sales days) in fiscal year 2011 ended April 1, 2011, compared with the number of sales days (258 sales days) in fiscal year 2010 ended April 2, 2010.

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PSSI Reports Results For Fourth Quarter and Fiscal 2011

May 12, 2011

Mr. Corless concluded, “We are pleased to have successfully completed our three-year strategic plan for fiscal years 2009 through 2011, growing earnings per diluted share at a compounded rate over 18% during a historically challenging economy and a rapidly changing healthcare environment.  Our 2011 Investor Day will be held on May 25th in New York, where we look forward to discussing our role in the alternate-site U.S. healthcare system and providing information about our new three-year plan and the strategies that will support our financial goals for fiscal year 2012.”

A listen-only simulcast as well as a 90-day online replay of PSS World Medical’s fiscal year 2011 fourth quarter conference call can be found in the Investor Relations/Financial Information sections of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations,” on May 12, 2011, beginning at 8:30 a.m. Eastern time.

The Company has today filed with the SEC a Form 8-K that includes a copy of this press release and its related Fiscal Year 2011 fourth Quarter Financial Workbook, which contains GAAP and non-GAAP financial measures, and is available on the Company’s website, www.pssworldmedical.com.  Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.”  If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

PSS World Medical, Inc. is a national distributor of medical products to physicians and extended care providers through its two business units.  Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are "forward-looking statements" made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  These forward-looking statements are identified by the use of words such as "expect," "may," "will," "should," "believe," "plan," "anticipate," and "estimate" among others.  These statements involve a number of risks and uncertainties, many of which are outside the control of the Company.  Actual results may differ materially from those identified in the forward-looking statements.  Among the factors that could cause results to differ materially are the following: fluctuating demand for our products and services; national and global economic conditions, including our and our customers' ability to obtain financing; the introduction of new products and services offered by us and our competitors; uncertainty of the impact of recently enacted healthcare laws; consolidation of healthcare providers; proper functioning of our data processing and information technology systems; our ability to successfully execute our global sourcing strategy; pricing pressures on large national and regional accounts and GPOs; customer credit quality and our ability to collect our accounts receivable, particularly in states with significant budget deficits; our ability to successfully execute our mergers and acquisitions strategy; our ability to compete with other medical supply companies and direct manufacturers; multi-tiered cost structures where certain institutions can obtain more favorable prices for medical products than us; our ability to maintain relationships with our suppliers and customers; our ability to retain sales reps and key management; our ability to execute our growth strategy; increased operating costs, including fuel and other commodity prices; risks involved in maintaining a large amount of inventory; our indebtedness may limit our ability to obtain additional financing or react to market conditions; we face litigation and product liability exposure; weather-related events such as hurricanes may disrupt our and our customers' business; we may be deemed to infringe other persons intellectual property; our business is subject to numerous federal, state and foreign laws and regulations, including state pedigree laws and regulations; general business competitive and economic factors and conditions; and other factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. PSS assumes no obligation to update the information in this release except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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PSSI Reports Results For Fourth Quarter and Fiscal 2011

May 12, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statement of Operations
(in millions, except per share and share data)

	For the Three Months Ended		For the Twelve Months Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010
Net sales	$549.7	$496.9	$2,034.8	$2,055.2
Cost of goods sold	376.8	342.5	1,399.0	1,427.5
Gross profit	172.9	154.4	635.8	627.7
General and administrative expenses	98.5	92.6	364.7	370.9
Selling expenses	36.2	33.1	137.5	135.8
Income from operations	38.2	28.7	133.6	121.0

Other (expense) income:
Interest expense	(4.5)	(4.3)	(17.1)	(17.3)
Interest income	0.1	-	0.3	0.4
Other income	0.7	0.9	2.4	6.0
Other expense	(3.7)	(3.4)	(14.4)	(10.9)

Income before provision for income taxes	34.5	25.3	119.2	110.1
Provision for income taxes	12.9	8.8	44.5	40.7
Net income	21.6	16.5	74.7	69.4
Net income attributable to noncontrolling interest	-	-	0.2	-
Net income attributable to PSS World Medical, Inc.	$21.6	$16.5	$74.5	$69.4

Earnings per common share attributable to PSS World Medical, Inc.:
Basic	$0.40	$0.29	$1.35	$1.20
Diluted	$0.38	$0.28	$1.32	$1.18

Weighted average shares (in thousands):
Basic	54,548	56,627	54,996	58,029
Diluted	56,789	58,115	56,546	58,943

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PSSI Reports Results For Fourth Quarter and Fiscal 2011

May 12, 2011

PSS World Medical, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in millions except share data)

	April 1,	April 2,
	2011	2010

ASSETS
Current Assets:
Cash and cash equivalents	$29.3	$52.8
Accounts receivable, net	247.2	227.9
Inventories	213.2	218.9
Deferred tax assets, net	20.5	15.6
Prepaid expenses and other	34.4	26.5
Total current assets	544.6	541.7

Property and equipment, net	102.4	105.2

Other Assets:
Goodwill	167.1	121.8
Intangibles, net	41.9	24.5
Other	95.7	78.9
Total assets	$951.7	$872.1

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$128.1	$124.0
Accrued expenses	37.2	50.3
Revolving line of credit and current portion of long-term debt	0.8	0.9
Other	33.1	10.9
Total current liabilities	199.2	186.1
Long-term debt, excluding current portion	195.7	187.9
Other noncurrent liabilities	110.2	90.1
Total liabilities	505.1	464.1

Equity:
PSS World Medical, Inc. shareholders' equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized,
55,465,600 and 57,168,296 shares issued and outstanding
at April 1, 2011 and April 2, 2010, respectively	0.5	0.6
Additional paid-in capital	122.9	162.5
Retained earnings	319.6	244.9
Total PSS World Medical, Inc. shareholders' equity	443.0	408.0
Noncontrolling interest	3.6	-
Total equity	446.6	408.0
Total liabilities and equity	$951.7	$872.1

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PSSI Reports Results For Fourth Quarter and Fiscal 2011

May 12, 2011

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended		Twelve Months Ended
	April 1,	April 2,	April 1,	April 2,
	2011	2010	2011	2010
Cash Flows From Operating Activities:
Net income	$21.6	$16.5	$74.7	$69.4
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation	6.8	5.9	25.1	21.9
Provision (benefit) for deferred income taxes	2.5	(3.7)	3.3	(8.3)
Noncash compensation expense	3.0	(1.1)	10.2	12.8
Amortization of intangible assets	1.9	1.4	6.4	5.1
Provision for doubtful accounts	-	0.4	1.7	3.8
Provision for deferred compensation	0.3	0.3	1.4	1.5
Amortization of debt discount and issuance costs	2.4	2.3	9.4	8.9
Loss on sales of property and equipment	-	-	-	0.1
Gain on sale of available for sale securities	-	-	-	(3.6)
Changes in operating assets and liabilities, net of effects
from business combinations:
Accounts receivable, net	(4.2)	5.3	(7.3)	0.2
Inventories	29.5	11.8	12.3	(9.7)
Prepaid expenses and other current assets	(1.2)	7.3	(6.4)	(5.8)
Other assets	(1.7)	0.8	(8.1)	(4.7)
Accounts payable	(24.2)	(13.8)	(8.2)	(5.1)
Accrued expenses and other liabilities	5.2	1.3	1.8	15.9
Net cash provided by operating activities	41.9	34.7	116.3	102.4

Cash Flows From Investing Activities:
Payments for business acquisitions, net of cash acquired	(45.7)	(0.9)	(65.9)	(14.8)
Capital expenditures	(5.2)	(4.3)	(18.2)	(25.9)
Payment for investment in variable interest entity, net of cash	-	-	(3.3)	-
Proceeds from sale of available for sale securities	-	-	-	10.7
Other	-	(0.5)	(0.7)	(0.5)
Net cash used in investing activities	(50.9)	(5.7)	(88.1)	(30.5)

Cash Flows From Financing Activities:
Proceeds from borrowings on the revolving line of credit	89.3	-	106.4	5.4
Repayments on the revolving line of credit	(89.3)	(55.4)	(106.4)	(55.4)
Purchase and retirement of common stock	-	(37.8)	(54.8)	(57.2)
Proceeds from exercise of stock options	0.9	1.9	2.1	4.5
Excess tax benefits from share-based compensation arrangements	1.1	1.2	3.2	2.5
Payments under capital lease obligations	(0.2)	(0.2)	(0.8)	(0.9)
Payment of contingent consideration on business acquisition	-	-	(0.9)	-
Other	(0.4)	-	(0.5)	-
Net cash provided by (used in) financing activities	1.4	(90.3)	(51.7)	(101.1)

Net decrease in cash and cash equivalents	(7.6)	(61.3)	(23.5)	(29.2)
Cash and cash equivalents, beginning of period	36.9	114.1	52.8	82.0
Cash and cash equivalents, end of period	$29.3	$52.8	$29.3	$52.8